Exhibit 3.2

AMENDED & RESTATED BYLAWS

OF

CYPRESS SEMICONDUCTOR CORPORATION

Effective March 23, 2017

	ARTICLE IV

	COMMITTEES

4.1	Committees of Directors	25
4.2	Committee Minutes	25
4.3	Meetings and Actions of Committees	25
4.4	Executive Committees	26

	ARTICLE V

	OFFICERS
5.1	Officers	26
5.2	Subordinate Officers	26
5.3	Removal and Resignation of Officers	27
5.4	Vacancies in Offices	27
5.5	Chairman of the Board	27
5.6	President	27
5.7	Vice Presidents	27
5.8	Secretary	28
5.9	Chief Financial Officer	28
5.10	Inspector of Election	29
5.11	Authority and Duties of Officers	29

	ARTICLE VI

	INDEMNITY

6.1	Third Party Actions	30
6.2	Actions By or in the Right of the Corporation	30
6.3	Successful Defense	31
6.4	Determination of Conduct	31
6.5	Payment of Expenses in Advance	31
6.6	Indemnity Not Exclusive	31
6.7	Insurance Indemnification	31
6.8	The Corporation	32
6.9	Employee Benefit Plans	32
6.10	Continuation of Indemnification and Advancement of Expenses	32

	ARTICLE VII

	RECORDS AND REPORTS

7.1	Maintenance and Inspection of Records	32
7.2	Inspection by Directors	33
7.3	Annual Statement to Stockholders	33

ii

	ARTICLE VIII

	GENERAL MATTERS

8.1	Checks	33
8.2	Execution of Corporation Contracts and Instruments	33
8.3	Stock Certificates; Partly Paid Shares	34
8.4	Special Designation on Certificates	34
8.5	Lost Certificates	35
8.6	Construction; Definitions	35
8.7	Dividends	35
8.8	Fiscal Year	35
8.9	Seal	35
8.10	Transfer of Stock	35
8.11	Stock Transfer Agreements	36
8.12	Registered Stockholders	36

	ARTICLE IX

	AMENDMENTS

	ARTICLE X

	FORUM FOR ADJUDICATION OF DISPUTES

iii

AMENDED & RESTATED BYLAWS
OF
CYPRESS SEMICONDUCTOR CORPORATION

Effective March 23, 2017

ARTICLE I

CORPORATE OFFICES

1.1                               Registered Office

The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.  The name of the registered agent of the corporation at such location is The Corporation Trust Company.

1.2                               Other Offices

The Board of Directors may also at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1                               Place of Meetings

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board of Directors.  In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the corporation required to be maintain pursuant to Section 1.2.

2.2                               Annual Meeting

The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors.  At the meeting, directors shall be elected and any other proper business may be transacted.

2.3                               Special Meeting

A special meeting of the stockholders may be called at any time by the Board of Directors, or by the chairman of the Board, or by the president, or by one or more stockholders owning shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

For purposes of this Section 2.3, a stockholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate.  A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.  A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder or has loaned such shares so long as the stockholder has the power to recall such loaned shares on five (5) business days’ notice, and has recalled the loaned shares by the record date of the relevant special meeting, and the stockholder holds the recalled shares through the date of the special meeting of stockholders or any adjournment or postponement thereof.  The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.  Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof.  For purposes of this Section 2.3, the term “affiliate” or “affiliates” shall have the meaning ascribed to such term under the 1934 Act.

If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the Board, the president, or the secretary of the corporation.  No business may be transacted at such special meeting otherwise than specified in such notice.  The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5, that a meeting will be held at the time requested by the person or persons who called the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice.  Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

2.4                               Notice of Stockholders’ Meetings

All notices of meetings with stockholders shall be in writing (“writing” shall include mail, telecopy, telegram, or other electronic or wireless means) and shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.  The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5                               Manner of Giving Notice; Affidavits of Notice

Written notice of any meeting of stockholders, shall be deemed to have been given, if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation, or at the time sent, if sent by telecopy, telegram ore other electronic means.  An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6                               Quorum

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation.  If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum is present or represented.

2.7                               Adjourned Meeting; Notice

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.8                               Conduct of Business

The president of the corporation shall preside as the chairman of the meeting of shareholders, or in his absence by a person designated by the Board of Directors, or, in the absence of a person so designated by the Board of Directors, by the chief financial officer, if any, or in his or her absence by the secretary, if any, or in his or her absence by a chairman chosen at the meeting by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote thereat.  The secretary, or in his or her absence, a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

The chairman of the meeting shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, regulation of the manner of voting and the conduct of business, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.  Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

2.9                               Voting

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

The stockholders’ vote may be by voice vote, by electronic or other wireless vote, or in writing.

Except as may be otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors and plurality voting applies, may vote them against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares which the stockholder is entitled to vote.

Except as otherwise provided by the express provisions of the law of the state of Delaware, the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority of shares present in person or represented by proxy at any meeting at which a quorum is present shall be the act of the stockholders and shall be valid and binding upon the corporation.

2.10                        Waiver of Notice

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

2.11                        Stockholder Action by Written Consent Without a Meeting

(a)                                 Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware, if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

(b)                                 The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Section 2.11.  Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the secretary of the corporation and delivered to the corporation and signed by a stockholder of record, request that a record date be fixed for such purpose.  The written notice must contain the information set forth in paragraph (c) of this section.  Following receipt of the notice, the Board of Directors shall have ten (10) days to determine the validity of the request, and if appropriate, adopt a resolution fixing the record date for such purpose.  The record date for such purpose shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted.  If the Board of Directors fails within ten (ten) days after the corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first signed written consent is delivered to the corporation in the manner described in paragraph (e) of this section; except that, if prior action by the Board of Directors is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)                                  Any stockholder’s notice required by paragraph (b) of this section must describe the action that the stockholder proposes to take by consent.  For each such proposal, every notice by a stockholder must (i) state for all matters other than the nomination or election of directors, the information described in clauses 2 through 6 of Section 2.15(a)(ii) and be followed by the supplement referenced in the second sentence of Section 2.15(a)(ii), (ii) state for the nomination or election of directors, the information described in Sections 2.15(b)(ii)(A), Section 2.15(b)(ii)(B), and Section 2.15(b)(iii), and (iii) state the text of the proposal (including the text of any resolutions to be effected by consent).

(d)                                 Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraph (e) as a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by this section, Consents signed by a sufficient number of stockholders to take such action are so delivered to the corporation.

(e)                                  Consent must be delivered to the corporation by delivery to its registered office in the State of Delaware or its principal place of business.  Delivery must be made by hand or by certified or registered mail, return receipt requested.

In the event of the delivery to the corporation of Consents, the secretary of the corporation, or such other officer of the corporation as the Board of Directors may designate, shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by stockholder consent as the secretary of the corporation, or such other officer of the corporation as the Board of Directors may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the stockholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent; provided, however, that if the corporate action to which the Consents relate is the removal or replacement of one or more members of the Board of Directors, the secretary of the corporation, or such other officer of the corporation as the Board of Directors may designate, as the case may be, shall appoint an inspector or inspectors of election (“Inspectors”), who shall not be members of the Board of Directors, to serve as Inspectors with respect to such Consent and such Inspectors shall discharge the functions of the secretary of the corporation, or such other officer of the corporation as the Board of Directors may designate, as the case may be, under this section.  If after such investigation the secretary of the corporation, such other officer of the corporation as the Board of Directors may designate, or the Inspectors, as the case may be, shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall forthwith be certified on the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consents shall be filed in such records.

In conducting the investigation required by this section, the secretary of the corporation, such other officer of the corporation as the Board of Directors may designate, or the Inspectors, as the case may be, may, at the expense of the corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as such person or persons may deem necessary or appropriate and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

(f)                                   No action by written consent without a meeting shall be effective until such date as the secretary of the corporation, such other officer of the corporation as the Board of Directors may designate, or the inspector of election, as applicable, certify to the corporation that the consents delivered to the corporation in accordance with paragraph (e) of this section, represent at least the minimum number of votes that would be necessary to take the corporate action.

(g)                                  Nothing contained in this Section 2.11 shall be construed in any way to suggest or imply that the Board of Directors of the corporation or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the secretary of the corporation, such other officer of the corporation as the Board of Directors may designate, or the inspector of election, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

2.12                        Record Date for Stockholder Notice; Voting; Giving Consent

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date (i) in the case of determination of stockholders entitled to notice of or to vote at and any meeting of stockholders or any adjournment thereof, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall be determined in accordance with Section 2.11 and (iii) in the case of determination of stockholders for any other action, shall not be more than sixty (60) days prior to such other action.

If the Board of Directors does not so fix a record date:

(i)                       The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii)                    The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary by law, shall be determined in accordance with Section 2.11.

(iii)                 The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.13                        Proxies

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in fact.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the General Corporation Law of Delaware.

2.14                        List of Stockholders Entitled to Vote

The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either (a) on a reasonable accessible network, provided the information required to gain access to such list is provided with the notice of meeting, or (b) during ordinary office hours, at the principal place of business of the corporation.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

2.15                        Advance Notice Procedures

(a)                                 At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be brought:  (A) pursuant to the corporation’s proxy materials with respect to such meeting, (B) by or at the direction of the Board of Directors, or (C) by a stockholder of the corporation who (1) is a stockholder of record at the time of the giving of the notice provided for in these Bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting, and (2) has timely complied in proper written form with the notice procedures set forth in this Section 2.15(a).  In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these Bylaws and applicable law.  For the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

(i)                       To comply with clause (C) of Section 2.15(a) above, a stockholder’s notice must set forth all information required under this Section 2.15(a) and must be timely received by the secretary of the corporation.  To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the corporation not later than the forty-fifth (45th) day nor earlier than the seventy-fifth (75th) day before the one (1) year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than thirty (30) days prior to or delayed by more than sixty (60) days after the one (1) year anniversary of the date of the previous year’s annual meeting, then notice by the stockholder to be timely must be so received by the secretary not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting, or (y) the tenth (10th) day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.15(a)(i) “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”).

(ii)                    To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting:  (1) a brief description of the business intended to be brought before the stockholders and the reasons for conducting such business; (2) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below); (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person; (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to or manage risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation; (5) any material interest of the stockholder or a Stockholder Associated Person in such business; and (6) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”).  In addition, to be in proper written form, a stockholder’s notice to the secretary must be supplemented not later than ten (10) days following the record date to disclose the information contained in clauses (3) and (4) above as of the record date.  For purposes of this Section 2.15, Section 2.3 and Section 2.11, a “Stockholder Associated Person” of any stockholder shall mean (x) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (y) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made and (z) any person controlling, controlled by or under  common control with such person referred to in the preceding clauses (x) and (y).

(iii)                 Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.15(a) and, if applicable, Section 2.15(b).  In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.  The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.15(a), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(b)                                 Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in either this Section 2.15(b) or Section 2.16 shall be eligible for election or re-election as directors at an annual meeting of stockholders.  Nominations of persons for election to the Board of Directors of the corporation shall be made at an annual meeting of stockholders only (A) by or at the direction of the Board of Directors, (B) by a stockholder of the corporation who (1) was a stockholder of record at the time of the giving of the notice provided for in these Bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 2.15(b) or (C) in the case of an annual meeting, by an Eligible Stockholder (as defined in Section 2.16(a)) who complies with the procedures set forth in Section 2.16.  In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

(i)                                     To comply with clause (B) of Section 2.15(b) above, a nomination to be made by a stockholder must set forth all information required under this Section 2.15(b) and must be received by the secretary of the corporation at the principal executive offices of the corporation at the time and in accordance with the final three sentences of Section 2.15(a)(i) above.  Notwithstanding the foregoing, to be timely, a stockholder’s notice of a nomination in accordance with the procedures set forth in Section 2.16 must be received by the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the preceding year’s annual meeting.

(ii)                                  To be in proper written form, such stockholder’s notice to the secretary must set forth:

(A)                               as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director:  (1) the name, age, business address and residence address of the nominee; (2) the principal occupation or employment of the nominee; (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee; (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee; (5) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; (6) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders; and (7) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(B)                               as to such stockholder giving notice, (1) the information required to be provided pursuant to clauses 2 through 5 of Section 2.15(a)(ii) above, and the supplement referenced in the second sentence of Section 2.15(a)(ii) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (2) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (1) and (2) above, a “Nominee Solicitation Statement”).

(iii)                               At the request of the Board of Directors, any person nominated by a stockholder for election as a director must furnish to the secretary of the corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 2.15(b).

(iv)                              Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.15(b) or Section 2.16.  In addition, a nominee nominated by a stockholder pursuant to clause (B) of the second sentence of Section 2.15(b) above shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.  The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these Bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(c)                                  For a special meeting of stockholders at which directors are to be elected pursuant to Section 2.3, nominations of persons for election to the Board of Directors shall be made only (1) by or at the direction of the Board of Directors or (2) by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice provided for in these Bylaws and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in Sections 2.15(b)(ii) and (iii) above.  To be timely, such notice must be received by the secretary at the principal executive offices of the corporation not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  Additionally, if a stockholder who calls a special meeting pursuant to Section 2.3 provides the information required by this Section 2.15 regarding the nomination of a person for election to the Board of Directors in the written request for a special meeting required by Section 2.3, such notice will be considered timely for purposes of this Section 2.15(c).  A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a stockholder in accordance with the notice procedures set forth in this Section 2.15(c).  In addition, a nominee nominated by a stockholder in accordance with clause (2) of the first sentence of this Section 2.15(c) shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.  The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these Bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

(d)                                 In addition to the foregoing provisions of this Section 2.15, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.15, including, with respect to business such stockholder intends to bring before a meeting that involves a proposal that such stockholder requests to be included in the corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the 1934 Act.  Nothing in this Section 2.15 shall be deemed to affect any right of the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

2.16                        Proxy Access for Director Nominations

(a)                                 Subject to the provisions of this Section 2.16, the corporation shall include in its proxy materials for an annual meeting of stockholders the name, together with the Required Information (defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder that satisfies, or by a group of no more than twenty (20) stockholders (provided that a group of investment funds that are part of the same Qualifying Fund Group (as defined below) shall be treated as one stockholder) that satisfy, the requirements of this Section 2.16 (such individual or group, including as the context requires, each member thereof, being hereinafter referred to as the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Section 2.16 to have its nominee included in the corporation’s proxy materials pursuant to this Section 2.16.  For purposes of this Section 2.16, the “Required Information” that the corporation will include in its proxy statement is (i) the information concerning each Stockholder Nominee and Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the 1934 Act; and (ii) if the Eligible Stockholder so elects, a Statement (defined below).  “Qualifying Fund Group” means two (2) or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer, or (iii) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Corporation Act of 1940, as amended.

(b)                                 The number of Stockholder Nominees appearing in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of directors in office as of the last day on which notice of a nomination in accordance with the procedures set forth in this Section 2.16 may be delivered pursuant to this Section 2.16, or if such amount is not a whole number, the closest whole number below twenty percent (20%).  In the event that one or more vacancies for any reason occurs on the Board of Directors after the last day on which a nomination may be delivered pursuant to and in accordance with this Section 2.16 with respect to such annual meeting, but before the date of such annual meeting, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees that may be included in the corporation’s proxy materials pursuant to this Section 2.16 shall be calculated based on the number of directors in office as so reduced.  In addition, the maximum number of Stockholder Nominees that may be included in the corporation’s proxy materials pursuant to this Section 2.16 shall be reduced by (i) the number of individuals who will be included in the corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to or whom were first nominated pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the corporation by such stockholder or group of stockholders), and (ii) the number of directors in office as of the last day on which a nomination may be delivered pursuant to and in accordance with this Section 2.16 with respect to such annual meeting who were included in the corporation’s proxy materials as Stockholder Nominees for any of the two (2) preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to the immediately succeeding sentence) and whose re-election at the upcoming annual meeting is being recommended by the Board of Directors.  For purposes of determining when this maximum number has been reached, any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 2.16 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Stockholder Nominees.  In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.16 exceeds this maximum number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the corporation’s common stock each Eligible Stockholder disclosed as owned in the written notice of the nomination submitted to the corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.  Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 2.16 (i) thereafter withdraws from the election (or his or her nomination is withdrawn by the applicable Eligible Stockholder) or (ii) thereafter is not submitted for director election for any reason (including the Eligible

Stockholder’s or Stockholder Nominee’s failure to comply with this Section 2.16), no other nominee or nominees shall be included in the Proxy Materials or otherwise submitted for director election pursuant to this Section 2.16.  Notwithstanding anything to the contrary contained in this Section 2.16, the corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 2.16 for any meeting of stockholders for which the secretary of the corporation receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to clause (B) of Section 2.15(b).

(c)                                  For purposes of this Section 2.16, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate.  A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.  A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder or has loaned such shares so long as the stockholder has the power to recall such loaned shares on five (5) business days’ notice, and has recalled the loaned shares by the record date of the relevant annual meeting, and the stockholder holds the recalled shares through the date of the annual meeting of stockholders or any adjournment or postponement thereof.  The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.  Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof.  For purposes of this Section 2.16, the term “affiliate” or “affiliates” shall have the meaning ascribed to such term under the 1934 Act.

(d)                                 An Eligible Stockholder must have owned (as defined above) three percent (3%) or more of the corporation’s outstanding common stock continuously for at least three (3) years (the “Required Shares”) as of both the date the written notice of the nomination is delivered to or mailed and received by the corporation in accordance with Section 2.15 of these Bylaws and the record date for determining stockholders entitled to vote at the annual meeting.

(e)                                  Whenever the Eligible Stockholder consists of a group of more than one stockholder (including a group of funds that are part of the same Qualifying Fund Group), (i) each provision in this Section 2.16 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has continuously owned (as defined in Section 2.16(c) of these Bylaws) during the minimum holding period set forth in Section 2.16(d) hereof in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition), and (ii) a breach of any obligation, agreement or representation under this Section 2.16 by any member of such group shall be deemed a breach by the Eligible Stockholder.  Whenever the Eligible Stockholder consists of a group of stockholders aggregating their shareholdings in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition, such ownership shall be determined by aggregating the lowest number of shares continuously owned (as defined in Section 2.16(c) of these Bylaws) by each such stockholder during the minimum holding period set forth in Section 2.16(d) of these Bylaws.  No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting. For the avoidance of doubt, a stockholder may withdraw from a group of stockholders at any time prior to the annual meeting of stockholders or any adjournment or postponement thereof. If, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, then all nominations by such Eligible Stockholder shall be disregarded.

(f)                                   Within the time period specified in Section 2.15(b)(i) of these Bylaws for providing notice of a nomination in accordance with the procedures set forth in this Section 2.16, an Eligible Stockholder must provide the following information in writing to the secretary of the corporation:

(i)                                     a statement by the Eligible Stockholder (A) setting forth and certifying as to the number of shares it owns and has owned continuously throughout the period specified in Section 2.16(d), (B) agreeing to continue to own the Required Shares through the date of annual meeting and (C) indicating whether it intends to continue to own the Required Shares for at least one (1) year following the annual meeting;

(ii)                                  one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3) year holding period) verifying that, as of a date within seven (7) calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(iii)                               the information, representations, agreements and other documents (including with respect to the Stockholder Nominees of such Eligible Stockholder) that would be required to be set forth in or included with the stockholder’s notice of nomination pursuant to Section 2.15(b) of these Bylaws, together with the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;

(iv)                              a copy of the Schedule 14N that has been filed with the Commission as required by Rule 14a-18 under the 1934 Act, as such rule may be amended;

(v)                                 a representation and agreement that the Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee being nominated pursuant to this Section 2.16, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board of Directors, (D) has not distributed and will not distribute to any stockholder of the corporation any form of proxy for the annual meeting other than the form distributed by the corporation, (E) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question that has not been disclosed to the corporation, (F) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation, (G) will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing agreement, (H) has complied and will comply with all laws, rules and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (I) has provided and will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vi)                              an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (B) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.16 or any solicitation or other activity in connection therewith and (C) file with the Commission any solicitation or other communication with the stockholders of the corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the 1934 Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the 1934 Act;

(vii)                           in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders, (A) the designation by all group members of one member of the group for purposes of receiving communications, notices and inquiries from the corporation and otherwise authorizing such member to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.16 (including withdrawal of the nomination), and (B) a statement, for each group member, of the lowest number of shares continuously owned (as defined in Section 2.16(c) hereof) by such group member during the minimum holding period set forth in Section 2.16(d) hereof; and

(viii)                        in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders in which two (2) or more funds are intended to be treated as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the corporation that demonstrates that the funds are part of the same Qualifying Fund Group.

(g)                                  The Eligible Stockholder may provide to the secretary of the corporation, at the time the information required by this Section 2.16 is provided, a written statement for inclusion in the corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the Stockholder Nominee’s candidacy (the “Statement”).  Only one (1) Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s).  Notwithstanding anything to the contrary contained in this Section 2.16, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes would violate any applicable law or regulation.  Nothing in this Section 2.16 shall limit the corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(h)                                 At the request of the corporation, the Stockholder Nominee must promptly, but in any event within five (5) business days after such request, submit all completed and signed questionnaires required of the corporation’s directors and officers and provide the corporation with such other information as it shall reasonably request.  In addition to the information required or requested pursuant to Section 2.16(f) of these Bylaws or any other provision of these Bylaws, (i) the corporation may require any proposed Stockholder Nominee to furnish any other information (A) that may reasonably be requested by the corporation to determine whether the Stockholder Nominee would be independent under the listing standards of the principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (the “Applicable Independence Standards”), (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (C) that may reasonably be requested by the corporation to determine the eligibility of such Stockholder Nominee to be included in the corporation’s proxy materials pursuant to this Section 2.16 or to serve as a director of the corporation, and (ii) the corporation may require the Eligible Stockholder to furnish any other information that may reasonably be requested by the corporation to verify the Eligible Stockholder’s continuous ownership of the Required Shares throughout the minimum holding period set forth in Section 2.16(d) hereof and through the date of the annual meeting.

(i)                                     In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the corporation or its stockholders is not, when provided, or thereafter ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the corporation of any such defect and of the information that is required to correct any such defect.  Without limiting the foregoing, an Eligible Stockholder shall provide immediate notice to the corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the annual meeting.  In addition, any person providing any information to the corporation pursuant to this Section 2.16(i) shall further update and supplement such information, if necessary, so that all information provided (or required to be provided) pursuant to this Section 2.16 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting of stockholders, and such update and supplement shall be delivered to or be mailed and received by the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting of stockholders.  For the avoidance of doubt, no notification, update or supplement provided pursuant to this Section 2.16(i) or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 2.16).

(j)                                    Notwithstanding anything to the contrary contained in this Section 2.16, the corporation shall not be required to include, pursuant to this Section 2.16, any Stockholder Nominee in the proxy materials for any annual meeting of stockholders:

(i)                                     if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in a, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors;

(ii)                                  who is not independent under the Applicable Independence Standards, as determined by the Board of Directors;

(iii)                               whose election as a member of the Board of Directors would cause the corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal exchange upon which the corporation’s common stock is traded, or any applicable law, rule or regulation;

(iv)                              who is or has been, within the past three (3) years, an officer or director of, or is presently a nominee for director (or comparable position) at, a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

(v)                                 who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years;

(vi)                              who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; or

(vii)                           if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors or any committee thereof.

(k)                                 Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 2.16, or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this Section 2.16, or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors (or any duly authorized committee thereof) or the chairman of the annual meeting, (A) the corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (B) the corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (C) the chairman of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(l)                                     Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.16 for the next two (2) annual meetings of stockholders.

(m)                             The Board of Directors (or a duly authorized committee thereof) shall have the exclusive power and authority to interpret the provisions of this Section 2.16 and make all determinations deemed necessary or advisable in connection with Section 2.16. All such actions, interpretations and determinations that are done or made by the Board of Directors (or a duly authorized committee thereof) shall be final, conclusive and binding on the corporation, the stockholders and all other parties.  For the avoidance of doubt, this Section 2.16 shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with clause (B) of Section 2.15(b) of these Bylaws.  However, this Section 2.16 is the exclusive method for stockholders to include nominees for director in the corporation’s proxy materials.

ARTICLE III

DIRECTORS

3.1                               Powers

Subject to the provisions of the General Corporation Law of Delaware and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2                               Number of Directors

The Board of Directors shall consist of one or more members, each of whom shall be a natural person.  The Board of Directors shall consist of seven (7) persons until changed by a proper amendment of this Section 3.2.  No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3                               Election, Qualification and Term of Office of Directors

Except as provided in Section 3.4 of these Bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting.  Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed.  Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.  Elections of directors need not be by written ballot.

Each director shall be elected by the vote of the majority of the votes cast with respect to the nominee at any meeting for the election of directors at which a quorum is present, provided, however, that the directors shall be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors and cast in the election of directors at any meeting of stockholders for which (i) the secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice or proxy access requirements for stockholder nominees for director set forth in Sections 2.15 or 2.16 of these Bylaws, respectively, and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders.  For purposes of this Section 3.3, a majority of the votes cast means that the number of shares voted “for” a nominee must exceed the votes cast “against” such nominee’s election.

3.4                               Resignations and Vacancies

Any director may resign at any time upon written notice to the attention of the Secretary of the corporation.  When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws:

(i)                                               Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(ii)                                            Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

3.5                               Place of Meetings; Meetings by Telephone

The Board of Directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6                               Regular Meetings

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.7                               Special Meetings Notice

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the Board, the president, the secretary, the chairman of any committee of the Board of Directors.

Notice of the time and place of special meetings shall be delivered to each director personally, by facsimile, electronic mail, by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation.  If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting.  If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting.  Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director, who the person giving the notice has reason to believe will promptly communicate it to the director.  Notice given by electronic mail shall be deemed given at the time sent.  The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

3.8                               Quorum

At all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation.  If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the Delaware General Corporation Law, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the board cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum.

3.9                               Waiver of Notice

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of the Board, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

3.10                        Board Action by Written Consent Without a Meeting

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

3.11                        Fees and Compensation of Directors

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors.

3.12                        Removal of Directors

Unless otherwise restricted by statute, by the Certificate of Incorporation or by these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV

COMMITTEES

4.1                               Committees of Directors

The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws of the corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the Bylaws of the corporation; and, unless the Board resolution establishing the committee, the Bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

4.2                               Committee Minutes

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

4.3                               Meetings and Actions of Committees

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section

3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), and Section 3.10 (action without a meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.  The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws other regulatory requirements.

4.4                               Executive Committees

In the event that the Board appoints an executive committee, such executive committee, in all cases in which specific directions to the contrary shall not have given by the Board, shall have and may exercise, during the intervals between the meetings of the Board, all powers and authority of the Board in the management of the business and affairs of the corporation (except as provided in Section 4.1 above) in such manner as the executive committee may deem in the best interest of the corporation.

ARTICLE V

OFFICERS

5.1                               Officers

The officers of the corporation shall consist of a president, one or more vice presidents, a secretary, a chief financial officer, and a treasurer who shall be appointed by the Board.  The corporation may also have, at the discretion of the Board of Directors, a chairman of the board, a chairman of the executive committee, and other officers as the Board may deem expedient, who shall be appointed in such manner and hold offices for such term as the Board may prescribe.  Any number of offices may be held by the same person.

5.2                               Subordinate Officers

In addition to the officers appointed by the Board in accordance with Section 5.1, the corporation may have one or more appointed non-corporate vice presidents, who may not be executive officers for purposes of Section 16 of the Securities Exchange Act of 1934 (“non corporate vice presidents”).  The Board of Directors may appoint, or empower the president to appoint such non-corporate officers and shall have such duties as may be established by the Board, the president or their designate.  The Board of Directors may designate one or more non- corporate vice presidents as executive vice presidents or senior vice presidents noncorporate vice presidents may be removed in accordance with Section 5.3 hereof.

5.3                               Removal and Resignation of Officers

Any officer of the corporation may be removed by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board or, by an officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the corporation.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.4                               Vacancies in Offices

Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

5.5                               Chairman of the Board

The chairman of the board, if such an officer is elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these Bylaws.  If there is no president, then the chairman of the board shall act as president of the corporation and shall have the powers and duties prescribed in Section 5.6 of these Bylaws.  In the event of disability or death of the president, the chairman of the Board shall assume the powers and duties of the president until a vice president is designated in accordance with Section 5.7.

5.6                               President

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation.  He shall preside at all meetings of the stockholders and, in the absence or non-existence of a chairman of the board, at all meetings of the Board of Directors.  He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.7                               Vice Presidents

In the case of death or disability of the president, one of the appointed vice presidents, Board of Directors designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president, until the president returns or is no longer disabled, or in the event of death a new president is appointed.  The vice president shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the president or the chairman of the board.

5.8                               Secretary

The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders.  The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws.  The Secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

5.9                               Chief Financial Officer

The powers and duties of the chief financial officer are:

(i)                                               To oversee the corporate-wide treasury functions and financial reporting to external bodies.

(ii)                                            To have the custody of all funds, securities, evidence of indebtedness and other valuable documents of the corporation and, at the chief financial officer’s discretion, to cause any or all thereof to be deposited for account of the corporation at such depositary as may be designated from time to time by the Board of Directors or the chairman of the board or the president.

(iii)                                         To receive or cause to be received, and to give or cause to be given, receipts and acceptances for monies paid in for the account of the corporation;

(iv)                                        To disburse, or cause to be disbursed, all funds of the corporation as may be directed by the Board of Directors, the chairman of the board or the chief executive officer, taking proper vouchers for such disbursements;

(v)                                           To render to the president and to the Board of Directors, whenever they may require, accounts of all transactions and of the financial condition of the corporation.

(vi)                                        To do and perform all such duties as pertain to the office of chief financial officer or as may be required or prescribed by the Board of Directors; and

(vii)                                     To vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation.  The authority granted herein may be exercised either by the chief financial officer directly or by any other person authorized to do so by proxy or power of attorney duly executed by the chief financial officer.

5.10                        Inspector of Election

Before any meeting of stockholders, the Board of Directors shall appoint an inspector or inspectors of election to act at the meeting or its adjournment.  The number of inspectors shall be as determined by the Board of Directors.  If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

Such inspector shall:

(i)                                               determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(ii)                                            receive votes, ballots or consents;

(iii)                                         hear and determine all challenges and questions in any way arising in connection with the right to vote;

(iv)                                        count and tabulate all votes or consents;

(v)                                           determine when the polls shall close;

(vi)                                        determine the result; and

(vii)                                     do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

5.11                        Authority and Duties of Officers

In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board of Directors or the stockholders.

ARTICLE VI

INDEMNITY

6.1                               Third Party Actions

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise ( as defined below in Section 6.9), and may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

6.2                               Actions By or in the Right of the Corporation

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture; trust or other enterprise, and may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

6.3                               Successful Defense

To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith and to the extent that an employee or agent of the corporation has been Successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.1 and 6.2, or in defense of any claim, issue or matter therein, he may be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

6.4                               Determination of Conduct

Any indemnification under Sections 6.1 and 6.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.1 and 6.2.  Such determination shall be made (a) by the Board of Directors or the Executive Committee by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum or (b) or if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

6.5                               Payment of Expenses in Advance

Expenses incurred by a director or officer of the corporation in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding and expenses incurred by an employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article VI.

6.6                               Indemnity Not Exclusive

The indemnification and advancement of expenses provided or granted pursuant to the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

6.7                               Insurance Indemnification

The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

6.8                               The Corporation

For purposes of this Article VI, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, office, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article VI (including, without, limitation the provisions of Section 6.4) with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

6.9                               Employee Benefit Plans

For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VI.

6.10                        Continuation of Indemnification and Advancement of Expenses

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

RECORDS AND REPORTS

7.1                               Maintenance and Inspection of Records

The corporation shall, either at its principal executive officer or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder.

In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder.  The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

7.2                               Inspection by Directors

Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director.  The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought.  The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom.  The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

7.3                               Annual Statement to Stockholders

The Board of Directors or a designate of the Board shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

ARTICLE VIII

GENERAL MATTERS

8.1                               Checks

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2                               Execution of Corporation Contracts and Instruments

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, and on behalf of the corporation; such authority may be general or confined to specific instances.  Unless so authorized or ratified by the Board of

Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract engagement or to pledge its creditor to render it liable for any purpose or for any amount.

8.3                               Stock Certificates; Partly Paid Shares

The shares of the corporation shall be represented by certificates, provided that the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.  Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the Board of Directors, or the president or vice-president, and by the chief financial officer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor.  Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.  Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4                               Special Designation on Certificates

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests of the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5                               Lost Certificates

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation-and-cancelled at the same time.  The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6                               Construction; Definitions

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws.  Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.7                               Dividends

The directors of the corporation, subject to any restrictions contained in (i) the General Corporation Law of Delaware or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock.  Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

8.8                               Fiscal Year

The fiscal year of the corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

8.9                               Seal

The corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

8.10                        Transfer of Stock

Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.11                        Stock Transfer Agreements

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

8.12                        Registered Stockholders

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner pf shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE IX

AMENDMENTS

The Bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal Bylaws upon the directors.  The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.

ARTICLE X

FORUM FOR ADJUDICATION OF DISPUTES

Unless the corporation consents in writing to the selection of an alternative forum, the Superior Court of California, County of Santa Clara (the “Specified Court”) (or, if the Specified Court does not have jurisdiction, the federal district court for the Northern District of California) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (c) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware, the certificate of incorporation or the Bylaws (in each case, as they may be amended from time to time), (d) any action against the corporation or any director, officer or other employee of the corporation to interpret, apply, enforce or determine the validity of the certificate of incorporation or the Bylaws (in each case, as they may be amended from time to time) or (e) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine.  Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and to have consented to the provisions of this Article X.